Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned hereby certifies, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Evolus, Inc., that the Annual Report on Form 10-K of Evolus, Inc. for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Evolus, Inc.

Date: March 29, 2018	By:	/s/ Murthy Simhambhatla, Ph.D.
Murthy Simhambhatla, Ph.D.
Chief Executive Officer, President and Chairman of the Board
(Principal Executive Officer and Principal Financial Officer)